MUTUAL RELEASE AND SEPARATION AGREEMENT

THIS MUTUAL RELEASE AND SEPARATION AGREEMENT (this "***Agreement***") is made as of the 16th day of April 2020, by Yosef Biton, an individual ("***Biton***"), and CLIC Technology Inc., a Nevada corporation ("***CLIC***").

Preliminary Statements

Biton was an Officer and Director of CLIC and has tendered his resignation the date hereof as set forth on Exhibit A.

Biton and CLIC wish to resolve and to settle all issues between them relating to the employment of Biton by CLIC, including without limitation, all issues relating to salary, expenses and payments payable to Biton.

WITNESSETH:

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Preliminary Statements. The foregoing Preliminary Statements are true and form a part of this Agreement.

2. Settlement of Investment Amounts. In settlement of all matters, Biton and CLIC shall:

(a) Exchange 37,548,592 shares of the Company's common stock held by Biton for a Convertible Promissory Note in the amount of $2,478,207, in the form attached hereto as Exhibit B.

(b) Enter in a convertible promissory note in the amount of $613,569 in the form attached hereto as Exhibit C, representing amounts loaned to the Company and set forth on the Company's financial statements, but not previously memorialized.

3. Mutual Release. In consideration of the agreements and mutual promises made herein, CLIC, on the one hand, and Biton, on the other hand, hereby mutually release and forever discharge each other, from all actions, suits, debts, dues, sums of money, accounts, covenants, contracts, controversies, agreements, trespasses, damages, judgments, claims, demands and all other liabilities and obligations whatsoever, in law or in equity, known or unknown, existing or which may arise in the future, and fixed or contingent (each a "***Claim***"), that the parties ever had, now has or hereafter, can, shall or may have, from any matter, cause or thing whatsoever, from the beginning of the world through the date hereof, other than the parties' respective obligations under this Agreement and the other agreements contemplated hereby. The parties represent that no portion of any Claim has been assigned or transferred by subrogation or otherwise to any other person, firm, or entity.

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4. **Miscellaneous**

(a) Entire Agreement. This Agreement contains the entire agreement and understanding of the parties, and supersedes all prior agreements and understandings, written or oral; is irrevocable and may not be modified or terminated except to the extent, if any, set forth in a writing signed by the parties.

(b) Governing Law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with Florida law without giving effect to the choice of law provisions thereof. Any legal proceeding arising out of or relating to this Agreement shall be brought in any state court having jurisdiction located in Broward County, Florida, or in the United States District Court, Southern District of Florida. Each party consents to the jurisdiction of such courts in any legal proceeding and waives any objection to the laying of venue of any legal action in any such court. Prior to the filing of any action the parties agree to submit any controversy to mediation with a mediator to be picked by the American Arbitration Association.

(c) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be and constitute an original and one and the same instrument. A copy or facsimile copy of this Agreement and any signatures hereon shall be considered for all purposes as originals.

(d) Severability. If any term, provision or portion of this Agreement is held to be unlawful, in conflict with federal, state or other applicable law or otherwise enforceable, the remainder of this Agreement shall continue in full force and effect to the same extent as if the illegal or invalid provision was not included in this Agreement and the remainder of the Agreement shall be enforced to give effect to the fullest extent legally permissible the intent and purposes of the parties as evidenced by this Agreement.

(e) Notices. Any notice or other communication required or permitted hereunder shall be in writing and delivered at the addresses set forth below, or mailed by registered or certified mail, return receipt requested, postage prepaid, or by any courier service of recognized national standing, addressed as follows, or to such other address or addresses as may be hereafter furnished by one party to the other party in compliance with the terms hereof:

If to Biton, to:

Yosef Biton
3660 NE 166th St.
North Miami, FL 33160

If to CLIC, to:

CLIC Technology Inc.
c/o Jonathan D. Leinwand PA
18851 NE 29th Ave., Suite 1011
Aventura, FL 33180

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5. **Non-Disparagement Clause**: The Parties, as well as their respective officers, directors, and principals shall not directly or indirectly falsely disparage each other in any written or oral communication to any person or entity, including via electronic mail or electronic communication, on the Internet, through a website, bulletin board, posting, blog, or otherwise. Should it be determined pursuant to the dispute resolution provisions of this agreement that either party has violated this provision, either party may seek injunctive relief.

6. **Effectiveness**. This Agreement shall bind and benefit Biton and CLIC but shall not become effective or enforceable in any respect until the date executed and delivered by the each of the parties (the "Effective Date").

THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties as of the dates set forth below.

Signed, sealed and delivered
in the presence of:

____
Yosef Biton

Date:____________, 2020

STATE OF ____________)
) ss:
COUNTY OF ___________)

On this ____ day of _________, 2020, before me a Notary Public, personally appeared Yosef Biton who executed the above Mutual Release and Separation Agreement and acknowledged the same to be his free act and deed.

Personally Known: __________ or Produced Identification: __________.
Type of Identification Produced: ____.

NOTARY PUBLIC

Sign________________________________

State of _________ at Large
My Commission Expires: ____________________
Serial Number, if any: _____________________

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CLIC TECHNOLOGY INC., a
Nevada Corporation

By: ______________________

Name: RICHARD KSIIEL

Title: PRESIDENT

Date: 4/14, 2020

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Exhibit A

April 16, 2020

CLIC Technology Inc.
c/o Jonathan D. Leinwand, P.A.
18851 NE 29th Ave., Suite 1011
Aventura, FL 33180

To The Board of Directors,

I hereby tender my resignation as Chief Executive Officer, director and any other position of CLIC Technology Inc. I have no disputes with the Company.

Very Truly Yours

Yosef Biton